SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2010

Cascade Wind Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite #3126, Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-388-7350

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 3.02 Unregistered Sales of Equity Securities

On May 14, 2010, the Company conducted the second and final closing of its private placement offering of common stock at $1.00 per share for total gross proceeds in this closing of $1,010,500.  At this closing, the Company issued 1,050,500 shares of common stock and warrants, which brings the total number of shares issued in the private placement to 4,010,500. In addition, each purchaser of our common stock also received warrants to purchase additional shares of our common stock in an amount equal to thirty-five percent (35%) of the number of Shares purchased by that investor, which warrants will be exercisable for three (3) years from the date of issuance at a strike price of $1.25 per share. Additional terms and conditions of the warrants are set forth in the attached form of warrant. We are obligated to use our best efforts to file a registration statement on Form S-1 that will permit the purchasers to resell the shares and the shares underlying the warrants within ninety (90) days of the final closing of our private placement.

The shares of common stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D. The shares and warrants were sold to accredited investors as defined in Regulation D under the Securities Act.  No general solicitation or advertising was used in connection with the offering.  All securities sold are “restricted securities” within the meaning of Regulation D.

We paid commissions and other related fees in the total amount of $398,550 to our placement agent, Jesup & Lamont Securities Corp., in connection with this closing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 7, 2010 our board of directors and majority shareholders approved an amendment to our articles of incorporation to change our name to  “XZERES Wind Corp.”  The amendment will be effective May 17, 2010.

A copy of the filed Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the name change, we have the following new CUSIP number: 984189 100. We have submitted the required information to FINRA and expect a new trading symbol in the coming weeks.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1  Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Wind Corp.

/s/ Steven Shum
Steven Shum
CFO

Date:         May 14, 2010